Exhibit 10.39

RWE Power AG

Stuettgenweg 2

D-50935 Cologne

Federal Republic of Germany

CONSOL Energy Inc.

Consol Plaza

1800 Washington Road

Pittsburgh, PA 15241-1421

Attention: Stephen Williams

October 23, 2003

Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of February 1, 1999 (as amended by a letter agreement dated May 23, 2003 and a Second Amendment dated September 18, 2003, the “Registration Rights Agreement”) by and between Consol Energy Inc., a Delaware corporation (the “Company”), and RWE Power AG (formerly Rheinbraun AG) and Rheinbraun US GMBH (which has since merged with and into RWE Power AG), both German corporations (RWE Power AG is referred to herein as the “Stockholder”). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Registration Rights Agreement.

Section 3(a) of the Registration Rights Agreement provides that (i) the Company shall give written notice to Stockholder of its intention to effect the registration of any of its securities under the Securities Act of 1933, as amended (the “Securities Act”), not later than 35 days prior to the anticipated date of the filing of such registration and (ii) the Company shall include in such registration all Registrable Securities that Stockholder requests be included in writing within 25 days after receipt by Stockholder of the Company’s notice, subject to exceptions set forth in Section 3(c).

As we have discussed, the Company intends to register shares of its common stock under the Securities Act on or about October 23, 2003 pursuant to the terms of the Registration Rights Agreement dated as of September 23, 2003, by and among the Company, on one hand, and Friedman, Billings, Ramsey & Co., Inc. for the benefit of certain holders of the Company’s common stock (the “Holders”), on the other hand. Specifically, the Company intends to file with the Securities and Exchange Commission, on Form S-3, a “shelf” registration with respect to the offer by the Holders for their own account, from time to time, in one or more offerings, of shares of the Company’s common stock (the “Shelf Registration”). As we have also discussed, Stockholder desires to include all its Registrable Securities in the Shelf Registration.

The purpose of this letter agreement is to confirm and record our understanding that (a) the Company and Stockholder have agreed that all of Stockholder’s Registrable Securities shall be included in the Shelf Registration and (b) each of Stockholder and the Company has agreed to waive, and hereby does waive, its right under Section 3(a) of the Registration Rights Agreement, in the case of Stockholder, to receive 35 days’ prior notice of the filing of the Shelf Registration and, in the case of the Company, to receive a written request from

Stockholder to include Registrable Securities in the Shelf Registration within 25 days after the Company’s notice.

Except as specifically provided herein, the provisions of the Registration Rights Agreement shall remain in full force and effect.

Please evidence your agreement with the foregoing by executing both counterpart originals of this agreement in the space provided and return one fully executed original to the undersigned.

Sincerely yours,

RWE Power AG

by	/s/ Rolf Zimmermann

Name: Dr. Rolf Zimmermann
Title: Senior Vice President

by:	/s/ Walter Froehling

Name: Walter Froehling
Title: Senior Counsel

Accepted and agreed to

this 23rd day of October 2003.

CONSOL Energy Inc.

by	/s/ William J. Lyons

Name: William J. Lyons
Title: Senior Vice President & Chief Financial Officer